EXHIBIT 21


                   SUBSIDIARIES OF HAEMONETICS CORPORATION

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Name                                                           Jurisdiction of Incorporation
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
Haemonetics S.A. International                                 Switzerland

Haemonetics Scandinavia AB                                     Sweden

Haemonetics GmbH                                               Germany

Haemonetics France SARL                                        France

Haemonetics U.K. Ltd.                                          England

Haemonetics Japan Co., Ltd.                                    Japan

Haemonetics Ventures Corp.                                     Massachusetts

Haemonetics Foreign Sales Corp.                                Virgin Islands

Haemonetics Services, Inc.                                     Delaware

Nyon Associates, Inc.                                          Delaware

Haemonetics Blood Services and Training Institute, Inc.        Delaware

Haemonetics Belgium S.A./N.V.                                  Belgium

Haemonetics Italia S.R.L.                                      Italy

Haemonetics Handelsgesellschaft.m.b.H.                         Austria

Haemonetics Asia Incorporated                                  Delaware
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